Exhibit 99.6

C/O COMPUTERSHARE 480 WASHINGTON BOULEVARD JERSEY CITY, NJ 07310

VOTE BY INTERNET - www.proxyvote.com

If the shares you held at the record date were held through a Company benefit plan, the deadline for providing voting instructions via the Internet is 11:30 p.m. Eastern Daylight Time on April 7, 2016. For all others, the deadline for voting via the Internet is 11:59 p.m. Eastern Daylight Time on April 11, 2016. In either case, please be sure to have your proxy card in hand when you access the web site, and follow the instructions provided to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

You may use any touch-tone phone to vote; just be sure to have your proxy card in hand when you call, and then follow the instructions provided. Please Note: If the shares you held at the record date were held through a Company benefit plan, the deadline for voting by phone is 11:30 p.m. Eastern Daylight Time on April 7, 2016. For all others, the deadline for voting by phone is 11:59 p.m. Eastern Daylight Time on April 11, 2016.

VOTE BY MAIL

Please mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E01353-S42696	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEW YORK COMMUNITY BANCORP, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.	For	Against	Abstain

1.     A proposal to adopt the Agreement and Plan of Merger, dated as of October 28, 2015, by and between Astoria Financial Corporation and New York Community Bancorp, Inc. (the “Company”), as such agreement may be amended from time to time, pursuant to which Astoria Financial Corporation will merge with and into the Company, with the Company as the surviving corporation, as more fully described in the attached joint proxy statement/prospectus (the “merger proposal”).

	☐	☐	☐

2.     A proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the Company’s authorized shares of common stock by 300 million to 900 million (the “charter amendment proposal”).

	☐	☐	☐

3. A proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal and the charter amendment proposal.	☐	☐	☐

NOTE: If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

NEW YORK COMMUNITY BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

Tuesday, April 12, 2016

10:00 a.m., Eastern Daylight Time

Sheraton LaGuardia East Hotel

135-20 39th Avenue

Flushing, NY 11354

You must present this admission ticket in order to gain admittance to the Special Meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder will be asked to present valid picture identification, such as a driver’s license. Use of cameras, recording devices, and other electronic devices will not be permitted prior to, during, or after the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Meeting and Proxy Statement and the Annual Report to Shareholders, including the 2015 Form 10-K,

are available at www.proxyvote.com.

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E01354-S42696

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

REVOCABLE PROXY

NEW YORK COMMUNITY BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

Tuesday, April 12, 2016

10:00 a.m., Eastern Daylight Time

Except for those shares of Common Stock of the Company held in the plans defined below, the undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the “Company”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Shareholders to be held on April 12, 2016, at 10:00 a.m., Eastern Daylight Time at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, Flushing, NY 11354, and at any and all adjournments thereof, as set forth on the reverse side.

If you hold shares of New York Community Bancorp, Inc. Common Stock through the New York Community Bancorp, Inc. Employee Savings Plan or the New York Community Bancorp, Inc. Employee Stock Ownership Plan (collectively referred to as the “tax-qualified plans”) or you have been awarded shares of restricted stock under the New York Community Bancorp, Inc. 2012 Stock Incentive Plan (“Stock Plan”), this proxy card covers all shares for which you have the right to give voting instructions to Pentegra Trust Company, the trustee for the tax-qualified plans and the Stock Plan (the “Trustee”). This proxy card, when properly executed and dated, will be voted by the Trustee as you direct. If you do not direct the Trustee how to vote the shares of Company Common Stock credited to your plan account(s) by 11:30 p.m., Eastern Daylight Time, on April 7, 2016 the Trustee will vote the shares held in the tax-qualified plans in the same proportion as the voting instructions it receives from other participants by that date and time. All shares of Common Stock of the Company held in the Stock Plan for which timely instructions are not received will be voted by the Trustee as directed by New York Community Bancorp, Inc.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR

VOTE VIA THE INTERNET OR BY TELEPHONE

(Continued, and to be marked, dated, and signed, on the reverse side)